UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2014

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On March 28, 2014, UIL Holdings Corporation (“UIL Holdings”) entered into a 364-day Bridge Term Loan Agreement (“Bridge Facility”) among UIL Holdings Corporation, its subsidiary, WGP Acquisition LLC (“WGP”), the banks party thereto (the “Banks”), and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”) in an aggregate principal amount of up to $1.9 billion for the purposes of financing the acquisition by UIL Holdings of the Philadelphia Gas Works (the “Transaction”) and the fees and expenses in connection therewith.  UIL Holdings and WGP will be borrowers under the Bridge Facility, and severally liable for their respective borrowings.  UIL Holdings may borrow the full amount under the Bridge Facility and WGP may borrow up to $950 million under the Bridge Facility, subject to the aggregate limit of $1.9 billion.  Any undrawn commitments under the Bridge Facility will automatically be terminated on the date of the closing of the Transaction.

The Bridge Facility is subject to representations, warranties and covenants that are substantially similar to UIL Holdings’ existing revolving credit agreement, which was previously filed as Exhibit 4.12 to UIL Holdings’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2011 (the “Existing Credit Agreement”).  The Bridge Facility is subject to limited conditions, including consummation of the Transaction in accordance with the terms of the Asset Purchase Agreement dated as of March 2, 2014 by and between UIL Holdings, WGP and The City of Philadelphia, the absence of an event or condition that has resulted or would be reasonably likely to result in a material adverse effect on the Philadelphia Gas Works operations, the absence of certain defaults or events of default, and other customary conditions.  Under the terms of the Bridge Facility each of UIL Holdings and WGP will be required to maintain a maximum ratio of Consolidated Debt to Consolidated Capital (as such terms are defined in the Existing Credit Agreement) of 0.77 to 1.00 as of the last day of each March, June, September and December until the last day of the second full fiscal quarter of UIL Holdings following the closing of the Transaction, and 0.65 to 1.00 thereafter (the current ratio provided for in the Existing Credit Agreement).  In connection with the closing of the Transaction, UIL Holdings may amend and extend or replace the Existing Credit Agreement.

The foregoing description of the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Facility, which will be filed as an exhibit in accordance with the rules and regulations of the Securities and Exchange Commission.  For additional information on the Transaction, please see the Current Report on Form 8-K filed by UIL Holdings on March 3, 2014.

Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: April 3, 2014	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer